EXHIBIT 10.1

EXCHANGE AND TERMINATION AGREEMENT

THIS EXCHANGE AND TERMINATION AGREEMENT (this “Agreement”), dated as of February 11, 2004, by and among Andrea Electronics Corporation, a New York corporation, with headquarters located at 45 Melville Park Road, Melville, New York 11447 (the “Company”), and HFTP Investment L.L.C., a Delaware limited liability company (the “Investor”).

WHEREAS:

A. The Company and the Investor have entered into that certain Securities Purchase Agreement, dated as of October 5, 2000 (the “Securities Purchase Agreement”), pursuant to which the Investor purchased from the Company shares of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”), which are convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (as converted, the “Series C Conversion Shares”), in accordance with the terms of the Company’s Certificate of Amendment of the Certificate of Incorporation filed with the Secretary of State of the State of New York on October 6, 2000 (the “Series C Certificate of Amendment”);

B. The Investor is the holder of (i) 629.187593 shares of Series C Preferred Stock (each a “Series C Preferred Share” and, collectively, the “Series C Preferred Shares”) and (ii) a warrant to purchase 75,000 shares of Common Stock (the “Warrant”);

C. Upon the terms and conditions set forth in this Agreement, the Company wishes to exchange, and the Investor wishes to allow the Company to exchange, 46.3 of the Series C Preferred Shares (the “Exchange Shares”) and the Warrant (collectively with the Exchange Shares, the “Exchange Securities”), for the number of shares of Common Stock equal to the lesser of (i) 1,800,000 (such number to be adjusted for any stock splits, stock dividends, stock combinations or other similar transactions involving the Common Stock that are effective at any time after the date hereof and prior to the Closing) and (ii) the largest number that will not cause the Investor (together with its affiliates) to have beneficial ownership of more than 9.99% of the Company’s outstanding Common Stock immediately following the Closing (as defined herein) (the shares of Common Stock to be issued to the Investor being referred to as the “Common Shares”);

D. The exchange of the Exchange Securities for the Common Shares is being made in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”); and

E. The Investor has entered into an agreement (the “Purchase Agreement”), dated of even date herewith with certain third parties (the “Third Party Investors”), pursuant to which the Investor shall sell its remaining 582.887593 shares of Series C Preferred Stock to the Third Party Investors.

NOW THEREFORE, the Company and the Investor hereby agree as follows:

1. AUTHORIZATION AND EXCHANGE OF THE EXCHANGE SECURITIES.

(a) Authorization. The Company will, prior to the Closing (as defined below), duly authorize the issuance of the Common Shares to the Investor in exchange for the Exchange Securities.

(b) Exchange of the Exchange Securities. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7, the Investor shall tender to the Company on the Closing Date (as defined below) the Exchange Securities, and in exchange therefor, the Company shall issue the Common Shares to the Investor.

(c) Closing Date. The date and time of the closing (the “Closing”) shall be 10:00 a.m. Central Time, on February 18, 2004, or such other date as is mutually agreed to by the Company and the Investor (the “Closing Date”), subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7. The Closing shall occur on the Closing Date at the offices of Katten Muchin Zavis Rosenman, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

(d) Deliveries.

(i) Deliveries by the Company. On the Closing Date, the Company shall deliver to the Investor:

(A) the Common Shares through The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program by crediting such number of Common Shares to the Investor’s balance account with DTC through its Deposit Withdrawal Agent Commission system in accordance with the Investor’s written instructions (which Common Shares shall be free from any restrictive legend and from any stop order),

(B) an officer’s certificate pursuant to Section 7(c) hereof,

(C) the opinion of Muldoon Murphy & Faucette LLP, in the form attached hereto as Exhibit A,

(D) a secretary’s certificate pursuant to Section 7(e) hereof, and

(E) a letter from the Company’s transfer agent pursuant to Section 7(f) hereof.

(ii) Deliveries by the Investor. On the Closing Date, the Investor shall deliver to the Company:

(A) an assignment separate from certificate in the form attached hereto as Exhibit B, transferring the Exchange Shares to the Company,

(B) the certificate representing the Warrant, in genuine and unaltered form, and

(C) a certificate of an authorized representative of the Investor setting forth the number of Common Shares to be delivered to the Investor pursuant to this Agreement and confirming that the issuance of such number of Common Shares will not cause the Investor (together with its affiliates) to have beneficial ownership of more than 9.99% of the outstanding Common Stock immediately following such issuance of the Common Shares.

2. INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants with respect to only itself that:

(a) Investment Purpose. The Investor is acquiring the Common Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Common Shares for any minimum or other specific term and reserves the right to dispose of the Common Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(b) Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c) Reliance on Exemptions. The Investor understands that the Common Shares are being offered to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Common Shares.

(d) No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

(e) Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the issuance of the Common Shares which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the

Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in Section 3 below.

(f) Residency. The Investor is a resident of the State of New York.

(g) Authorization; Enforcement; Validity. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms.

(h) Ownership of the Exchange Shares. The Investor is the sole beneficial owner of the Exchange Shares and, assuming that the Company delivered good and valid title to the Exchange Shares to the Investor free and clear of any and all voting agreements and arrangements, liens, encumbrances, claims, charges, security interests and restrictions of any nature whatsoever (other than those imposed by federal and state securities laws) (collectively, “Encumbrances”), then as of the Closing, the Investor shall have transferred to the Company good and valid title to the Exchange Shares, free and clear of any and all Encumbrances.

(i) History of Exchange Shares; Non-Affiliate Status. The Investor purchased the Exchange Shares directly from the Company on October 10, 2000 and has held the Exchange Shares continuously since such date. The Investor is not, and at no time during the period from October 10, 2000 through the date hereof and the Closing Date has the Investor been, an “affiliate” of the Company (within the meaning of Rule 144(a)(1) under the 1933 Act).

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor that:

(a) Organization and Qualification. The Company is a corporation duly organized and validly existing in good standing under the laws of New York, and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement including, without limitation, the issuance of the Common Shares in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby, including, without limitation, the issuance of the Common Shares, has been duly authorized by the Company’s Board of Directors, and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(c) No Stockholder Approval. The Company is not, and will not be, required

(under the rules and regulations of the Principal Market (as defined below) or otherwise) to obtain the approval of its stockholders with respect to the execution and performance of this Agreement or the issuance of the Common Shares to the Investor. Without limiting the foregoing, (i) no issuance by the Company of securities to the Third Party Investors (the “Third Party Transactions”) will cause the Company to be required (under the rules and regulations of the Principal Market or otherwise) to obtain stockholder approval for the execution and performance of this Agreement or the issuance of Common Shares to the Investor, and (ii) except for the Third Party Transactions, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Common Shares to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions (under the rules and regulations of the Principal Market or otherwise), nor will the Company take any action or steps that would cause the offering of the Common Shares to be integrated with any other such offerings.

(d) Capitalization. As of the date hereof, the authorized common stock of the Company consists of (such numbers to be adjusted for any stock splits, stock dividends, stock combinations or other similar transactions involving the Common Stock that are effective at any time after the date hereof) 200,000,000 shares of Common Stock, of which as of the date hereof [29,108,018] shares are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of the Company’s common stock are subject to preemptive rights or any other similar rights (arising under New York law, the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), or the Company’s By-laws, as amended and as in effect on the date hereof (the “By-Laws”) or any agreement or instrument to which the Company is a party) or any liens or encumbrances granted or created by the Company. Except for the Series C Preferred Stock, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Shares as described in this Agreement. The Company has furnished to each Investor true and correct copies of the Certificate of Incorporation and the By-laws.

(e) Issuance of Common Shares. As of the Closing, the Common Shares will have been duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, and (ii) free from all taxes, liens and charges with respect to the issuance thereof. Subject to the truth and accuracy of the Investor’s representations in Section 2 hereof, the issuance of the Common Shares to the Investor in exchange for the Exchange Securities is exempt from registration under the 1933 Act and any applicable state securities laws, and as long as the Common Shares are not held by an “affiliate” of the Company (within the meaning of Rule 144(a)(1) under the 1933 Act), the Common Shares will be freely tradeable without restriction pursuant to Rule 144(k) under the 1933 Act or under any applicable state securities laws, and the Company shall not at any time, directly or indirectly, take any position or action inconsistent therewith or take any position that the Investor is, or has at any time been, an “affiliate” of the Company (within the meaning of Rule 144(a)(1) under the 1933 Act).

(f) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations and the rules and regulations of The American Stock Exchange, Inc. (the “Principal Market”)) applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, including, without limitation, the issuance of the Common Shares in accordance with the terms hereof.

(g) SEC Documents; Financial Statements. Since December 31, 2002, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates and based on information known to management of the Company as of the date of this Agreement, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. Based on information known to management of the Company as of the date of this Agreement, none of the SEC Documents, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates and based on information known to management of the Company as of the date of this Agreement, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Based on information known to management of the Company as of the date of this Agreement, such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(h) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Common Shares.

(i) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made, nor will make, any offers or sales of any security or solicited, nor will solicit, any offers to buy any security, under circumstances that would require registration of any of the Common Shares under the 1933 Act. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, taken, nor will take, any other action or steps that would require registration of any of the Common Shares under the 1933 Act.

(j) Rights Agreement. Assuming that the Investor has no present intention to takeover or to participate in a takeover of the Company and so long as the proviso to the first sentence of Section IV(A) of the Certificate of Amendment remains in full force and effect, the Company specifically represents, warrants and agrees that, (i) in accordance with that certain Rights Agreement dated as of April 23, 1999 (the “Rights Plan”) between the Company and Continental Stock Transfer & Trust Company, as the Rights Agent thereunder, regardless of the number of shares of Common Stock of which the Investor is deemed the Beneficial Owner (as defined in the Rights Plan), the Investor is not intended to be nor will be deemed to be an Acquiring Person within the meaning of the Rights Plan because of the acquisition of the Common Shares pursuant to this Agreement or the acquisition of Series C Conversion Shares upon conversion of the Series C Preferred Shares, and (ii) neither the acquisition of the Common Shares pursuant to this Agreement nor the acquisition by the Investor of Series C Conversion Shares upon conversion of the Series C Preferred Shares, shall, under any circumstances, trigger a Distribution Date within the meaning of the Rights Plan.

(k) Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Common Shares and the Investor’s ownership of the Common Shares or as a result of the acquisition of Series C Conversion Shares.

(l) Major Transactions. The Company does not have any written or oral agreement, letter of intent, understanding, contract, arrangement, commitment or obligation relating to a Major Transaction (as defined in Section V(C) of the Series C Certificate of Amendment).

(m) No Other Agreements. The Company has not, directly or indirectly, made any agreements with the Investor relating to the terms or conditions of the transactions contemplated by this Agreement except as set forth in this Agreement.

(n) Information. Neither the Company nor any of its officers, directors, employees or agents have provided the Investors with any material nonpublic information, other than information relating to this Agreement and the transactions contemplated hereby and information relating to the Third Party Transactions, all of which information will be disclosed in the Announcing 8-K (as defined below).

4. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 and Section 7 of this Agreement.

(b) Listing. So long as the Common Stock is listed for trading on the Principal Market or any other securities exchange or trading market, the Common Shares will be listed for trading on such exchange or market.

(c) Disclosure of Transactions and Other Material Information. At or before 8:30 a.m. (Eastern Time) on February 17, 2004, the Company shall file a Current Report on Form 8-K (the “Announcing Form 8-K”) with the SEC describing the terms of the transactions contemplated by this Agreement and the Third Party Transactions and including as exhibits to the Announcing Form 8-K this Agreement and any agreements entered into by the Company with respect to the Third Party Transactions (along with any other instruments that will define the rights of the Third Party Investors), if any such agreements have been executed, in the form required by the 1934 Act, and neither the Company nor the Investor shall issue any press release or any other public statement with respect to the transaction contemplated by this Agreement and the Purchase Agreement, or with respect to the Third Party Transactions, prior to such filing of the Announcing 8-K. From and after the filing of the Announcing Form 8-K with the SEC, the Investor shall not be in possession of any material nonpublic information received from the Company or any of its respective officers, directors, employees or agents. The Company shall not, and shall cause each of its respective officers, directors, employees and agents not to, provide the Investor with any material nonpublic information regarding the Company from and after the filing of the Announcing Form 8-K with the SEC without the express written consent of the Investor. Subject to the foregoing, neither the Company nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated by this Agreement and the Purchase Agreement or with respect to the Third Party Transactions or disclosing the name of the Investor; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Announcing Form 8-K and contemporaneously therewith and (ii) as is required by applicable law and regulations or as directed by the Principal Market (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

(d) Expenses. Subject to Section 9(k), the Company shall reimburse the Investor for the Investor’s reasonable attorney’s fees and expenses in due diligence and negotiating and preparing this Agreement and agreements with the Third Party Investors. Any amounts requested by the Investor for reimbursement of expenses pursuant to this Section 4(d) shall be paid by the Company to the Investor promptly.

(e) Limitation on Net Sales of Common Stock. So long as the Investor holds any Common Shares, the Investor agrees that it will not enter into, directly or indirectly, any net sales of Common Stock on any single day (each such day is referred to as a “Limited Sales Day”) in excess of that number of shares of Common Stock equal to (i) for any Limited Sales Day during the period beginning on and including the Closing Date and ending on and including the date which is 30 days after the Closing Date, 0.0% of the daily trading volume for the Common Stock (as reported by Bloomberg Financial Markets, or any successor thereto (“Bloomberg”)) for that trading day, and (ii) for any Limited Sales Day after the date which is 30 days after the Closing Date, 5.0% of the daily trading volume for the Common Stock (as reported by Bloomberg) for that trading day; provided, however, that the restrictions on net sales set forth above shall not apply (i) with respect to any sale of shares of Common Stock held by the Investor as of the Closing Date (other than shares of Common Stock issued pursuant to a conversion by the Investor of Preferred Shares after February 5, 2004) and any such sale shall be ignored for all purposes of this Section 4(e), (ii) on and after the first date on which there has been any Major Transaction or an announcement of any pending, proposed or intended Major Transaction, or (iii) on and after the date which is one year after the Closing Date.

(f) Prior Closing Under Purchase Agreement. If the sale of the 582.887593 Series C Preferred Shares to the Third Party Investors pursuant to the Purchase Agreement closes prior to the Closing, then so long as the Investor continues to hold any Exchange Shares it agrees (i) to continue to be bound by any waivers or agreements made by it in the Seller Transaction Documents (as defined in the Purchase Agreement) notwithstanding the Investor’s assignment of its right thereunder to the Third Party Investors in accordance with the Purchase Agreement and (ii) not to convert any of its Exchange Shares into Series C Conversion Shares other than pursuant to the exchange contemplated by this Agreement. The Company acknowledges and agrees (x) until the Closing the Investor continues to be the holder of 46.3 Series C Preferred Shares in spite of the fact that, for logistical purposes, the orignal stock certificate representing all of the Series C Preferred Shares held by the Investor will be delivered to representatives of the Third Party Investors in connection with the closing of the sale by the Investor of 582.887593 Series C Preferred Shares pursuant to the Purchase Agreement, which closing may occur prior to the Closing, and (y) in the event that the Closing does not occur on or prior to February 18, 2004, the Company will deliver to the Investor on February 18, 2004 an original stock certificate representing 46.3 Series C Preferred Shares in the name of the Investor.

5. TRANSFER AGENT INSTRUCTIONS.

No certificates representing any Common Shares shall bear any restrictive legend. The Company warrants that the Common Shares shall be freely transferable on the books and records of the Company and the Company shall not at any time issue any stop transfer instructions, nor permit any stop transfer instructions to be issued, to its transfer agent with respect to the Common Shares. The Company shall permit the transfer of such Common Shares and promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Investor and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Investor shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING.

The obligation of the Company to exchange the Investor’s Series C Preferred Shares for Common Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(a) The Investor shall have delivered to the Company (i) an assignment separate from certificate in the form attached hereto as Exhibit B, representing the Exchange

Shares and (ii) the certificate representing the Warrant.

(b) The representations and warranties of the Investor shall be true and correct as of the date when made and as of the Closing Date as though made at that time, and the Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.

(c) The transactions contemplated by the Purchase Agreement shall have been consummated prior to, or shall be consummated concurrently with, the Closing.

7. CONDITIONS TO THE INVESTOR’S OBLIGATIONS AT CLOSING.

The obligation of the Investor hereunder to exchange the Exchange Shares for the Common Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have credited the number of Common Shares to the Investor’s balance account with DTC through its Deposit Withdrawal Agent Commission system in accordance with the Investor’s written instructions (which Common Shares shall be free from restrictive legend and from any stop order).

(b) The Common Stock shall not have been suspended by the SEC or the Principal Market from trading on the Principal Market; and the Common Shares shall be listed upon the Principal Market.

(c) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time, and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor.

(d) The Investor shall have received the opinion of Muldoon Murphy & Faucette LLP dated as of the Closing Date, in the form of Exhibit A attached hereto.

(e) The Company shall have delivered to the Investor a secretary’s certificate, dated as of the Closing Date, certifying as to (i) the resolutions of the Company’s board of directors approving this Agreement and the transactions contemplated thereby, (ii) the Certificate of Incorporation and (iii) the By-laws, each as in effect at the Closing.

(f) The Company shall have delivered to the Investor a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

(g) The transactions contemplated by the Purchase Agreement shall have been consummated prior to, or shall be consummated concurrently with, the Closing.

8. INDEMNIFICATION. In consideration of the Investor’s execution and delivery of this Agreement and in addition to all of the Company’s obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including, without limitation, reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby, (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and (y) is not a shareholder derivative suit) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby, or (ii) the status of the Investor or holder of the Common Shares as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each of the parties hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each of the parties hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in identical counterparts, both of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Effect on Prior Agreements; Amendments.

(i) This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters expressly discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters expressly covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.

(ii) No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Investor.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. Unless such party has indicated another address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice five (5) days prior to the effectiveness of such change, the addresses and facsimile numbers for such communications shall be:

If to the Company:

Andrea Electronics Corporation

45 Melville Park Road

Melville, New York 11747

Telephone: (631) 719-1830

Facsimile: (631) 719-1824

Attention: Paul E. Donofrio, President and Chief Executive Officer

With a copy to:

Muldoon Murphy & Faucette LLP

5101 Wisconsin Avenue, NW

Washington, DC 20016

Telephone: (202) 686-4966

Facsimile: (202) 966-9409

Attention: Lawrence Spaccasi, Esq.

If to the Transfer Agent:

Continental Stock Transfer & Trust Company

Two Broadway

New York, NY 10004

Telephone: (212) 509-4000

Facsimile: (212) 509-7616

Attention: Compliance Officer

If to the Investor:

Promethean Asset Management, L.L.C.

750 Lexington Avenue

New York, NY 10022

Telephone: (212) 702-5240

Facsimile: (212) 758-9620

Attention: Robert J. Brantman

With a copy to:

Katten Muchin Zavis Rosenman

525 West Monroe Street, Suite 1600

Chicago, IL 60661

Telephone: (312) 902-5493

Facsimile: (312) 577-8858

Attention: Mark D. Wood, Esq.

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including, without limitation, any purchasers of the Common Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign some or all of its rights hereunder (i) to a Permitted Transferee (as defined below) without the consent of the Company and (ii) to a person which is not a Permitted Transferee with the prior consent of the Company, which consent shall not be unreasonably withheld; in which event such assignee shall be deemed to be the Investor hereunder with respect to such assigned rights; provided, however, that any such assignment shall not release the Investor from its obligations hereunder unless such obligations are assumed by such assignee. For purposes of this Section 9(g), a “Permitted Transferee” means (i) an Affiliate (as defined below) of the Investor, or (ii) any entity which has the same investment advisor or manager or trading advisor or manager as the Investor or an Affiliate of the Investor. “Affiliate” for purposes of this Section 9(g) means, with respect to any person or entity, another person or entity that, directly or indirectly, (A) has a 5% or more equity interest in that person or entity, (B) controls that person or entity, (C) is controlled by that person or entity, or (D) is under common control with that person or entity. “Control” or “controls” for purposes of this Section 9(g) means that a person or entity has the power, directly or indirectly, to conduct or govern the policies of another person or entity.

(h) No Third Party Beneficiaries. Except with respect to Section 9(o), this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Survival. Unless this Agreement is terminated under Section 9(k), the representations and warranties of the Company and the Investor contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Termination. In the event that the Closing shall not have occurred on or before February 16, 2004 due to the Company’s or the Investor’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated by the Company pursuant to this Section 9(k), the Company shall remain obligated to reimburse the Investor for the expenses described in Section 4(d) above.

(l) Financial Advisor. The Company shall be responsible for the payment of any financial advisory fees or brokers’ commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim made against the Investor for such fees.

(m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n) Remedies. The Investor shall have all rights and remedies set forth in this Agreement and all rights and remedies which have been granted at any time under any other agreement or contract and all of the rights which the Investor has under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

(o) Mutual General Release.

(i) In consideration of the releases set forth in Sections 9(o)(ii) and 9(o)(iii), and other consideration set forth herein, effective as of the Closing, the Investor, on behalf of itself and, to the extent permitted by law, its heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the “Investor Releasing Persons”), hereby waives and releases, to the fullest extent permitted by law, but subject to Section 9(o)(iii) below, any and all claims, rights and causes of action, whether known or unknown (collectively, the “Investor Claims”), that any of the Investor Releasing Persons had, currently has or then has against (i) the Company, (ii) any of the Company’s current or former parents, shareholders, affiliates, subsidiaries, predecessors or assigns, or (iii) any of the Company’s or such other persons’ or entities’ current or former officers, directors, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the “Company Released Persons”), including, without limitation, any Investor Claims arising out of or relating to the Securities Purchase Agreement, Registration Rights Agreement between the Company and the Investor, dated as of October 5, 2000 (the “Registration Rights Agreement”) and the Series C Certificate of Amendment (collectively, the “Released Documents”), other than Investor Claims arising from third party claims, actions or proceedings after the Closing.

(ii) In further consideration of the Investor entering into this Agreement, effective as of the Closing, the Company on behalf of itself and, to the extent permitted by law, its heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the “Company Releasing Persons”), hereby waives and releases, to the fullest extent permitted by law, but subject to Section 9(o)(iii) below, any and all claims, rights and causes of action, whether known or unknown (collectively, the “Company Claims”), that any of the Company Releasing Persons had, currently has or then has against (i) the Investor, (ii) any of the Investor’s current or former parents, shareholders, affiliates, subsidiaries, predecessors or assigns, or (iii) any of the Investor’s or such other persons’ or entities’ current or former officers, directors, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the “Investor Released Persons”), including, without limitation, any Company Claims arising out of or relating to the Released Documents.

(iii) The Company and the Investor acknowledge that the releases set forth in Sections 9(o)(i), and 9(o)(ii) above do not affect any claim which any Company Releasing Person or Investor Releasing Person may have under this Agreement or Section 5, 6 or 7 of the Registration Rights Agreement.

(p) Limitation of Beneficial Ownership. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor have the right to convert any Series C Shares into, or exchange any Series C Shares for, shares of Common Stock to the extent that, after giving effect to such conversion or exchange the Investor (together with Investor’s affiliates) would have beneficial ownership of in excess of 9.99% of the shares of the Common Stock outstanding immediately after giving effect to such conversion or exchange. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Investor and its affiliates shall include the number of shares of Common Stock issuable upon conversion or exchange of the Series C Shares with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable (i) upon conversion of the remaining unconverted Series C Shares beneficially owned by Investor and its affiliates, and (ii) upon conversion or exercise of the unconverted or unexercised portion of any other securities of the Company beneficially owned by the Investor and its affiliates subject to a limitation on conversion or exercise analogous to the limitation contained in this paragraph. Except as set forth in the preceding sentence, for purposes of this paragraph beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this paragraph, in determining the number of outstanding shares of Common Stock, the Investor may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding, including, without limitation, as disclosed in Section 3(d) of this Agreement. For purposes of compliance with this paragraph, upon the written or oral request of the Investor, the Company shall reasonably promptly confirm orally and in writing to the Investor the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series C Shares, by Investor or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

* * * * * *

IN WITNESS WHEREOF, the Investor and the Company have caused this Exchange and Termination Agreement to be duly executed as of the date first written above.

COMPANY: ANDREA ELECTRONICS CORPORATION		INVESTOR: HFTP INVESTMENT L.L.C By: Promethean Asset Management, L.L.C. Its: Investment Manager

By:	/s/ Paul E. Donofrio	By:	/s/ Robert J. Brantman

	Name: Paul E. Donofrio Title: President and Chief Executive Officer		Name: Robert J. Brantman Its: Authorized Representative

EXHIBIT A

Form of Company Counsel Opinion

Based on the foregoing, and subject to the assumptions and qualifications set forth below, we are of the opinion that:

1. The Company is a corporation incorporated, validly existing and in good standing under the laws of New York, and has the requisite corporate power and authority to conduct its business, and to own, lease and operate its properties, as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

2. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Exchange and Termination Agreement (the “Exchange Agreement”), including issuance of the Common Shares, in accordance with the terms of the Exchange Agreement. The execution and delivery of the Exchange Agreement by the Company, the performance of the obligations of the Company thereunder and the consummation by it of the transactions contemplated therein have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors or its stockholders is required therefor. The Exchange Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

3. The issuance of the Common Shares has been duly authorized, and when issued in accordance with the terms of the Exchange Agreement, the Common Shares will be validly issued, fully paid and non-assessable and free of all taxes, liens, charges and preemptive rights with respect to the issue thereof.

4. As of the date hereof, the authorized common stock of the Company consists of 200,000,000 shares of Common Stock, par value $0.01 per share. None of such Common Stock or such Preferred Stock is subject to preemptive rights or other rights of the shareholders of the Company pursuant to the Certificate of Incorporation or the By-laws or under the New York Business Corporation Law. Except for the Series C Preferred Stock, to our knowledge, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Shares in accordance with the terms of the Exchange Agreement.

5. Subject to the accuracy as to factual matters of the Investor’s representations in Section 2 of the Exchange Agreement, the Common Shares may be issued to you pursuant to the Exchange Agreement without registration under the 1933 Act or the securities laws of any state, and you will be able to utilize or tack the holding period applicable to the Series C Preferred Stock for purposes of Rule 144 under the 1933 Act in connection with sales of the Common Shares.

6. No authorization, approval, consent, filing or other order of any Federal or state governmental body, regulatory agency, self-regulatory organization or stock exchange or market, or any court, or, to our knowledge, any third party, is required to be obtained by the Company to enter into and perform its obligations under the Exchange Agreement or for the issuance and sale of the Common Shares.

7. To our knowledge and other than that which has been publicly disclosed by the Company, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization pending or threatened against the Company or any of the properties of the Company which is reasonably be expected to have a material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company taken as a whole or on the transactions contemplated by the Exchange Agreement.

8. The execution, delivery and performance by the Company of the Exchange Agreement, the consummation by the Company of the transactions contemplated thereby, and the compliance by the Company with the terms thereof, does not (a) violate, conflict with or constitute a default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a default) under (i) the Certificate of Incorporation or the By-laws, or (ii) any agreement, note, lease, mortgage, deed or other instrument to which the Company is a party or by which the Company is bound and which the Company has filed as an exhibit to its reports filed with the Securities Exchange Commission under the Securities Exchange Act of 1934, as amended (the “1934 Act”) or which, to our knowledge, the Company otherwise is required or will be required to file as an exhibit to its reports under the 1934 Act; or (b) result in any violation of any statute, law, rule or regulation known to us to be applicable to the Company or, to the best of our knowledge, any order, writ, injunction or decree.

9. To our knowledge, the Company is not an “investment company” or any entity controlled by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

EXHIBIT B

Form of Assignment Separate From Certificate

FOR VALUE RECEIVED, HFTP Investment L.L.C. does hereby sell, assign and transfer unto Andrea Electronics Corporation, a New York corporation,                           shares of the Series C Convertible Preferred Stock, $0.01 par value per share, of Andrea Electronics Corporation, a New York corporation (the “Company”), standing in the undersigned’s name on the books of said Company represented by Certificate No.              and does hereby irrevocably constitute and appoint                           as attorney to transfer the said securities on the books of the Company with full power of substitution in the premises.

Dated: